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                                                                    EXHIBIT 10.1


                                    CUTTER & BUCK
                              1997 STOCK INCENTIVE PLAN


    1. PURPOSES OF THE PLAN. The purposes of this 1997 Cutter & Buck Stock Incentive Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility with Cutter & Buck Inc. (the "Company"), to provide additional incentive in the form of stock options or shares of restricted Common Stock of the Company (the "Benefits") to employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business.

    2. ELIGIBILITY. Any employee, officer or consultant or advisor of the Company or any parent or subsidiary of the Company may receive Benefits under the Plan.

    3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof (the "Committee"). The Committee shall either (i) consist solely of two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) cause any director who is not a non-employee director to abstain from any action by the Committee related to granting Benefits to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors who may administer the Plan with respect to employees who are not executive officers of the Company.

    4. EFFECTIVE DATE AND TERMINATION OF PLAN. Subject to shareholder approval, the effective date of the Plan is July 31, 1997. The Plan shall terminate when all shares of stock subject to Benefits granted under the Plan shall have been acquired or on June 10, 2007, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Benefits granted under the Plan and then in effect.

    5. SHARES SUBJECT TO THE PLAN. The stock subject to Benefits authorized to be granted under the Plan shall consist of 350,000 shares of the Company's common stock, no par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in
Section 8. All or any shares of stock subject to Benefits which for any reason terminate may again be made subject to Benefits under the Plan.

    6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options may be granted by the Committee at any time and from time to time prior to the termination of the Plan to those employees of the Company or any parent or subsidiary of the Company who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Company's operations.
However, no participant shall be granted options in any year to purchase more than 50,000 shares of the Company's common stock as adjusted as provided in
Section 8.

         No participant shall have any rights as a shareholder of the Company with respect to any shares of stock underlying any option granted hereunder until those shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to the Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of the Company's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and is subject to the following terms and conditions:

         6.1 PRICE. The exercise price of each option granted under the Plan shall be established by the Committee. The exercise price may be paid as determined by the Committee.


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         6.2  DURATION AND EXERCISE OR TERMINATION OF OPTION.  Each option granted under the Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

         6.3 TRANSFERABILITY OF OPTIONS. Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

         6.4 OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate his or her employment or service at any time.

    7. GRANT, TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee may grant shares of restricted common stock of the Company with such terms and conditions as may be determined in the sole discretion of the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant. No participant shall be granted more than 50,000 shares of restricted stock of the Company in any year, as adjusted as provided in Section 8.

    8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION/CHANGE IN CONTROL. The number and kind of shares of Company stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed.

    9. WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise pursuant to Benefits granted under the Plan. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may (but shall not be required to) permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to the participant or by delivering shares previously owned by the participant.

    10. AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.


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